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                                                                    Exhibit 23.2
                       Consent of Independent Auditors
                       -------------------------------



To the Board of Directors and Shareholders
SM&A Corporation:


     We consent to incorporation by reference of our report dated January 25, 1999, except for notes 5 and 13 which are dated as of March 12, 1999, which appears in the December 31, 1998, annual report on Form 10-K and to the reference to our firm under the heading "Experts" in the prospectus.

     We also consent to incorporation by reference of our report dated April 3, 1997, which appears in the Registration Statement on Form S-1 dated November 2, 1997.


                                                            /s/ KPMG LLP


Orange County, California
May 26, 1999

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